UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2007

___________________________________________________________

IGI, INC.
(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue Buena, New Jersey 08310 (Address of Principal Executive Offices) (Zip Code)

(856) 697-1441 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry Into a Material Definitive Agreement

On August 21, 2007 the Registrant executed an agreement (the "Agreement") with Pharmachem Laboratories, Inc. ("Pharmachem").

      Pursuant to the Agreement, the Registrant agreed to exclusively manufacture for Pharmachem and supply to Pharmachem the Registrant's ingredients and finished products intended for use in cosmetic and topical skin care applications, developed and manufactured by the Registrant using the Novasome® technology.

      Under the Agreement, the Registrant granted Pharmachem the exclusive right to market, sell and promote these products with the Novasome® trademark through the direct sales and direct marketing channels (i.e. multi-level marketing and direct sales) in the United States, and such other regions as the parties may further agree.

      Pharmachem has a minimum annual purchase requirement for such exclusivity inclusive of specified minimum monthly amounts for product development. In the event Pharmachem is unable to meet the minimum annual purchase requirement, they will have an option to pay Registrant a percentage of the balance required to maintain such exclusivity.

      The prices charged to Pharmachem for the products allow for pre determined gross margins to the Registrant. The Agreement has a term of one year and is renewable annually upon mutual agreement of the parties.

Pharmachem is a beneficial owner of approximately 10.3% of the Registrant's outstanding common stock.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Rajiv Mathur

Rajiv Mathur Chairman & Chief Executive Officer

Date: August 27, 2007